Exhibit 5.2

April 12, 2017

CorEnergy Infrastructure Trust, Inc.
1100 Walnut, Suite 3350
Kansas City, Missouri  64106

Ladies and Gentlemen:

We have acted as special counsel to CorEnergy Infrastructure Trust, Inc., a Maryland corporation (the “Company”), in connection with the public offering and sale by the Company (the “Offering”) of up to 3,220,000 Depositary Shares, each representing 1/100th of a share of the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “Depositary Shares”), collectively representing up to 32,200 shares (the “Shares”) of 7.375% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share, by means of a prospectus supplement dated April 12, 2017 (the “Prospectus Supplement”), which supplements the prospectus dated February 18, 2016 (the “Prospectus”) filed as part of the registration statement on Form S-3 (Registration No. 333-209045) filed by the Company with the Securities and Exchange Commission (“SEC”) (the “Registration Statement”).  Capitalized terms not defined herein shall have the meaning given them in the Prospectus Supplement or in the Registration Statement, delivered to Husch Blackwell LLP by the Company which provides certain representations relevant to this opinion.

In our capacity as counsel to the Company, and for purposes of rendering this opinion, we have examined and relied upon the following (the “Reviewed Documents”), with your consent:

(i)	the Charter of the Company, as amended and currently in effect;

(ii)	the Second Amended and Restated Bylaws of the Company, as currently in effect;

(iii)	the Good Standing Certificate with respect to the Company issued by the State Department of Assessments and Taxation of Maryland (the “SDAT”) dated as of a recent date;

(iv)
each of (A) the Articles Supplementary dated January 22, 2015 and filed with the Maryland SDAT with respect to the initial establishment of the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock and (B) the form of the Articles Supplementary to be filed with the Maryland SDAT with respect to the Company’s additional 7.375% Series A Cumulative Redeemable Preferred Stock underlying the Depositary Shares to be sold in the Offering;

(v)
the Deposit Agreement, dated January 27, 2015 and entered into between the Company and Computershare, Inc. and Computershare Trust Company, N.A., a nationally chartered trust company, acting jointly (collectively, “Computershare”) as depositary for the Depositary Shares, as previously amended by the First Amendment to Deposit Agreement dated February 5, 2015 between the Company and Computershare (the “Original Deposit Agreement”);

Husch Blackwell LLP

April 12, 2017

(vi)
the form of the Second Amendment to Deposit Agreement, to be entered into between the Company and Computershare as depositary for the Depositary Shares (collectively with the Original Deposit Agreement, the “Deposit Agreement”);

(vii)
that certain Underwriting Agreement, dated April 12, 2017, by and between the Company and Wells Fargo Securities, LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”);

(viii)	the Registration Statement;

(ix)	the Prospectus;

(x)	the Prospectus Supplement; and

(xi)	such other documents provided by the Company as we have considered relevant to our analysis.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us against parties other than the Company. We have assumed that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and certificates of public officials, without independent verification of their accuracy.

Further, our opinion is based on the assumptions that:

(i)	the Company is operated, and will continue to be operated, in the manner described in the Reviewed Documents;

(ii)	all statements of fact contained in the Reviewed Documents are true and complete in all material respects, and

(iii)
any statement made in any of the Reviewed Documents referred to herein “to the knowledge of” or “to the best of the knowledge of” any person or party or similarly qualified is correct without such qualification.

Based upon, and subject to, the foregoing, and subject to the qualifications stated in the following paragraphs, we are of the opinion that the Shares and the Depositary Shares, when issued and delivered by the Company in accordance with the terms of the Registration Statement and the Resolutions, and upon receipt of consideration for the Shares and the Depositary Shares in accordance with the terms of the

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April 12, 2017

Underwriting Agreement and due issuance of the Depositary Shares against a deposit of the Shares in accordance with the Deposit Agreement will be validly issued, full paid and nonassessable.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Share or Depositary Share, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

We are opining herein solely as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Maryland General Corporation Law and the internal laws of the State of Maryland are addressed in the opinion of Venable LLP, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended, in connection with the Registration Statement, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the Shares and the Depositary Shares. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Husch Blackwell LLP

April 12, 2017

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Commission relating thereto.

Very truly yours,

Husch Blackwell LLP

/s/ Husch Blackwell LLP

Husch Blackwell LLP